SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §14a-11 or §240.14a-12

PATH 1 NETWORK TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

6.	Amount previously paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

PATH 1 NETWORK TECHNOLOGIES INC.

PROXY STATEMENT

WRITTEN CONSENT SOLICITATION OF STOCKHOLDERS

June 13, 2003

These proxy statement materials and the enclosed Consent are being mailed in connection with the solicitation of written consents by the Board of Directors of Path 1 Network Technologies Inc., a Delaware Corporation (the “Company”). These materials were first sent to Stockholders of record beginning on approximately June 13, 2003.

The mailing address of the principal executive office of the Company is 6215 Ferris Square, Suite 140, San Diego, California 92121.

Consents are to be submitted by no later than July 11, 2003 to the Company at the above address.

VOTING RIGHTS AND SOLICITATION

Any stockholder executing a Consent has the power to revoke it at any time before July 11, 2003 (or, if earlier, the date on which at least the minimum number of shares has consented in order to approve the proposal) by delivering written notice of such revocation to the Secretary of the Company. The cost of soliciting Consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but also personally or by telephone. Regular employees of the Company may also, without additional remuneration, solicit Consents personally or by telephone.

The record date for determining those Stockholders who are entitled to give Consents has been fixed as May 30, 2003. At the close of business on the record date, the Company had 9,762,346 issued and outstanding shares of Common Stock, out of 40,000,000 shares of authorized Common Stock. Each share of outstanding Common Stock is entitled to one vote on these matters.

The Proposal requires the affirmative vote of a majority of the outstanding shares. Abstentions (including failures to return Consents) and broker nonvotes have the same effect as a negative vote.

PROPOSALS

AMENDMENT OF THE CERTIFICATE OF INCORPORATION EFFECTING A

REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

General

The Company and its Board of Directors currently believe it would be in the best interests of the Company and its Stockholders to adopt an amendment of the Company’s Certificate of Incorporation authorizing a reverse stock split in which all outstanding shares of our common stock would be exchanged at a ratio ranging from one-for-three up to one-for-eight. Stockholder approval is being solicited for six separate amendment proposals: one to effect a one-for-three reverse split, one to effect a one-for-four reverse split, etc. The Board of Directors would have sole discretion to elect, as it determines to be in the best interest of the Company and its Stockholders, whether or not to effect the reverse stock split, and if so, at which of the approved exchange ratios, at any time before the first anniversary of this consent (June 13, 2004). If the Board of Directors elects to implement one of the reverse stock splits, it would be authorized to do so without need for any further stockholder action. The

Board of Directors believes that approval of the proposals granting this discretion to the Board of Directors, rather than approval of an immediate reverse stock split at a specified ratio, provides the Board of Directors with maximum flexibility to react to the then-current market conditions and therefore to act in the best interest of the Company and its Stockholders.

If the Proposals are approved, the Company would be authorized to effect any one, but not more than one, of the alternative reverse stock splits. Once one of the reverse stock splits is effected, none of the others will be able to be effected unless the Company were again to seek and obtain stockholder approval.

The proposed set of amendments to our Certificate of Incorporation is attached to this proxy statement as Appendix A. A separate amendment is attached for each of the proposed amendments (i.e., one-for-three, one-for-four, etc.). If the Board of Directors elects to implement one of the approved amendments, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio for the selected amendment. The total number of authorized shares of Common Stock would not be correspondingly reduced, so one result would be a larger number of authorized but unissued shares of Common Stock. The reverse stock split would become effective upon filing the amendment with the Delaware Secretary of State. The Board of Directors may, at its sole discretion, elect not to implement any of the approved reverse stock splits, even if the Proposals are approved by the Stockholders.

The Board of Directors approved each of the proposed amendments to the Company’s Certificate of Incorporation, subject to stockholder approval, and recommends that the Stockholders sign and return Consents FOR approval of the amendments of the Company’s Certificate of Incorporation effecting a reverse split of the Company’s Common Stock in accordance with the proposed exchange ratios of from one-for-three up to one-for-eight.

Purpose and Background of the Reverse Split

The Company’s primary objective in proposing the reverse split is to attempt to raise the per share trading price of its Common Stock in an effort to obtain a listing on the American Stock Exchange or the Nasdaq SmallCap Market. To obtain a listing, the American Stock Exchange requires, among other things, that the Company’s Common Stock have a minimum bid price of $3.00 per share, and the Nasdaq SmallCap Market requires, among other things, that the Company’s Common Stock maintain a minimum bid price of $4.00 per share. The closing price of the Company’s Common Stock has been below $3.00 per share since May 20, 2002 and has been below $4.00 per share since March 12, 2002. On May 30, 2003, the closing price was $0.95.

The Company intends that the reverse split will increase the bid price per share of its Common Stock above the $3.00 or $4.00 per share minimum price, as the case may be, thereby satisfying that listing requirement. However, there can be no assurance that the reverse split will have that effect, initially or in the future, or that it will enable the Company to achieve the listing of its Common Stock on the American Stock Exchange or the Nasdaq SmallCap Market. In addition, the Company currently does not meet several other standards for initial listing or for the maintenance of listing on the American Stock Exchange or the Nasdaq SmallCap Market.

In addition to the desire to obtain a listing on the American Stock Exchange or the Nasdaq SmallCap Market, the Board of Directors believes that the low per share market price of the Company’s Common Stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or the Company’s reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of the Company’s Common Stock but also its trading liquidity. In addition, these perceptions may affect the Company’s commercial business and its ability to raise additional capital through the sale of stock or the cost of debt it may incur.

The Company hopes that the decrease in the number of shares of its outstanding Common Stock resulting from the reverse split, and the anticipated increase in the price per share, will encourage greater interest in its Common Stock among members of the financial community and the investing public and possibly create a more liquid market for the Company’s Stockholders with respect to those shares presently held by them. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse split is effected, particularly if the price per share of the Company’s Common Stock begins a declining trend after the reverse split is effected. Companies which effect reverse stock splits often experience such a declining trend.

There can be no assurance that the reverse split will achieve any of the desired results. There also can be no assurance that the price per share of the Company’s Common Stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

The Company is not aware of any present efforts by anyone to accumulate its Common Stock, and the proposed reverse split is not intended to be an anti-takeover device.

Summary of General Effect on Price for Common Stock

On May 30, 2003, the closing price for the Company’s Common Stock on the OTC Bulletin Board was $0.95 per share. By decreasing the number of outstanding shares of Common Stock without altering the aggregate economic interest represented by the shares, the Company believes the market price will be proportionally increased. The higher the market price rises above $3.00 or $4.00 per share, the less risk there will be that the Company will fail to meet the minimum-bid-price requirement for obtaining a listing of its Common Stock on the American Stock Exchange or the Nasdaq SmallCap Market, as the case may be. However, there can be no assurance that the market price of the Common Stock will rise to or maintain any particular level or that the Company will at any time or at all times be able to meet the minimum-bid-price and other requirements for obtaining a listing of its Common Stock on the American Stock Exchange or the Nasdaq SmallCap Market and for maintaining such a listing.

Effects of Reverse Split on Common Stock; No Fractional Shares

The principal effect of the reverse split will be to decrease the number of outstanding shares of the Company’s Common Stock. The total number of shares of Common Stock each stockholder holds will be reclassified automatically into the number of shares equal to the number of shares each stockholder held immediately before the reverse split reduced in accordance with the exchange ratio selected by the Board of Directors. If the total number of shares a stockholder holds is not evenly divisible by the ratio chosen by the Board of Directors, that stockholder will not receive a fractional share but instead will receive cash in an amount equal to the fraction of a share that stockholder otherwise would have been entitled to receive multiplied by the last reported sale price of the Common Stock before the reverse split takes effect.

None of the proposed amendments to the Company’s Certificate of Incorporation would effect a decrease in the Company’s total authorized number of shares of Common Stock (40,000,000) or Preferred Stock (10,000,000). Therefore, the reverse stock split would increase the number of authorized but unissued shares of Common Stock. Such shares could be used for employee incentivization, acquisitions, future equity financings, or any other proper corporate purpose.

The following table reflects the number of shares of common stock that would be outstanding as a result of each proposed reverse stock split, based on 9,762,346 shares of Common Stock outstanding as of the Record Date.

Proposed Reverse Stock Split Ratio	Shares of Common Stock to be Outstanding
1 for 3	3,254,115
1 for 4	2,440,586
1 for 5	1,952,469
1 for 6	1,627,057
1 for 7	1,394,620
1 for 8	1,220,293

The proposed amendments to the Company’s Certificate of Incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Effect on Outstanding Notes, Options and Warrants

The Company has various outstanding convertible notes, stock options and warrants. Under the terms of the notes, options and warrants, when the reverse split becomes effective, the number of shares covered by each of them will be decreased and the conversion or exercise price per share will be increased in accordance with the exchange ratio chosen by the Board of Directors.

No Effect on Legal Ability to Pay Dividends

The Company’s Board of Directors has not in the past declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and the Company is not in arrears on any dividends. The Company does not believe that the reverse split will have any effect with respect to future distributions, if any, to the Company’s stockholders.

Payment for Fractional Shares; Exchange of Stock Certificates

The Company will appoint Registrar & Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, (800) 866-1340, to act as exchange agent for holders of Common Stock in connection with the reverse split. The Company will deposit with the exchange agent, as soon as practicable after the effective date of the reverse split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse split. The funds required to purchase the fractional share interests are available and will be paid from the Company’s current cash reserves. The Company’s stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the reverse split or the total amount it will be required to pay for fractional share interests. However, the Company does not expect that the amount will be material.

As of the record date for this solicitation of Consents, the Company had approximately 239 holders of record of the Company’s Common Stock (although the Company had significantly more beneficial holders). The Company does not expect the reverse split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the reverse split.

On or after the effective date of the reverse split, the Company will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing its post-reverse-split shares and, if applicable, cash in lieu of a fractional share only by sending the exchange agent its old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Stockholders will not receive certificates for post-reverse-split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder’s new stock certificate and payment in lieu of any fractional share promptly after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Approvals Required

The affirmative written consent of the holders of not less than a majority of the outstanding shares of Common Stock is required to approve the proposal.

The Board of Directors recommends that Stockholders sign and return Consents FOR the approval of the respective alterative amendments of the Company’s Certificate of Incorporation effecting a reverse split of the Company’s Common Stock and a reduction in the total authorized number of shares of Common Stock by a ratio of one-for-three up to one-for-eight.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2003, for:

•	our chief executive officer;

•	each of our other most highly-compensated executive officers as of December 31, 2002 whose salary and bonus for 2002 was over $100,000;

•	one other former executive officer whose salary and bonus for 2002 was over $100,000;

•	each of our directors;

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants or convertible notes held by such persons that are exercisable or convertible within 60 days after March 31, 2003.

Unless otherwise indicated, the address for the following stockholders is c/o Path 1 Network Technologies Inc., 6215 Ferris Square, Suite 140, San Diego, California 92121.

Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Frederick A. Cary (1)	556,156	5.5%
David A. Carnavale (2)	192,414	2.0
Ronald D. Fellman (3)	1,132,192	11.4
Yendo Hu (4)	284,477	2.9
Richard B. Slansky (5)	157,315	1.6
James A. Bixby (6)	26,000	*
Robert B. Clasen (7)	46,402	*
Moshe Nazarathy (8)	81,250	*
Robert L. Packer (9)	39,000	*
Douglas A. Palmer (10)	612,970	6.0
Leitch Technology Corporation (11)	2,941,250	30.5
All directors and executive officers as a group (11 persons) (12)	2,527,398	22.7

*	Indicates beneficial ownership of less than one percent of the total outstanding common stock.
1.	Includes options to purchase up to 556,006 shares of common stock.
2.	Includes options to purchase up to 192,914 shares of common stock.
3.	Includes (a) options to purchase up to 254,305 shares of common stock and (b) a convertible note convertible into up to 14,167 shares of common stock.
4.	Includes options to purchase up to 281,058 shares of common stock.
5.	Includes options to purchase up to 157,315 shares of common stock. Mr. Slansky resigned as our Chief Financial Officer in July 2002. Mr. John R. Zavoli assumed the position of Chief Financial Officer in October 2002.
6.	Includes options to purchase up to 25,000 shares of common stock.
7.	Includes options to purchase up to 46,402 shares of common stock.
8.	Includes options to purchase up to 81,250 shares of common stock.
9.	Includes options to purchase up to 15,625 shares of common stock.
10.	Includes (a) options to purchase up to 554,793 shares of common stock and (b) a convertible note convertible into up to 13,077 shares of common stock. The address for Dr. Palmer is 1229 Trieste Drive, #200, San Diego, California 92107.
11.	The address for Leitch Technology Corporation is 150 Ferrand Drive, Toronto, Ontario, Canada M3C 3E5.
12.	See notes 1-4 and 6-9. Includes options to purchase up to 15,567 and 5,625 shares of common stock held by John R. Zavoli and Patrick Bohana, respectively.

DISSENTERS’ RIGHTS OF APPRAISAL

Delaware law does not provide for appraisal rights with respect to the proposal being acted upon.

STOCKHOLDER PROPOSALS FOR ANNUAL PROXY STATEMENT

Under the present rules of the Securities and Exchange Commission, the deadline for Stockholders to submit proposals to be considered for inclusion in our Proxy Statement for this year’s Annual Meeting of Stockholders has passed. The deadline for Stockholders to submit proposals to be considered for inclusion in our Proxy Statement for next year’s Annual Meeting of Stockholders is February 6, 2004.

Dated: June 13, 2003	By Order of the Board of Directors

/s/ FREDERICK A. CARY
Frederick A. Cary
Chairman, President and Chief Executive Officer

Form of Amendment for Proposal 1

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF PATH 1 NETWORK TECHNOLOGIES INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

Path 1 Network Technologies Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to combine each three (3) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; and (ii) declaring such amendment to be advisable and recommended for approval by the Stockholders of the Corporation.

SECOND: That, thereafter, the Stockholders of said Corporation approved the amendment by written consent of the outstanding shares in accordance with Section 228 of the Delaware General Corporation Law.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and Stockholders of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the first paragraph (“A”) of Article 4 of the Certificate of Incorporation is hereby amended such that, as amended, said paragraph shall read in its entirety as follows:

“This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share. Upon this amendment of this Article 4 (the “Effective Time”), each three shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury shall be combined into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by three shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the sale price of the Common Stock last reported immediately prior to the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Frederick A. Cary, its Chairman, President and Chief Executive Officer, this              day of             , 2003.

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Frederick A. Cary
Chairman, President and Chief Executive Officer

Form of Amendment for Proposal 2

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF PATH 1 NETWORK TECHNOLOGIES INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

Path 1 Network Technologies Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to combine each four (4) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; and (ii) declaring such amendment to be advisable and recommended for approval by the Stockholders of the Corporation.

SECOND: That, thereafter, the Stockholders of said Corporation approved the amendment by written consent of the outstanding shares in accordance with Section 228 of the Delaware General Corporation Law.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and Stockholders of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the first paragraph (“A”) of Article 4 of the Certificate of Incorporation is hereby amended such that, as amended, said paragraph shall read in its entirety as follows:

“This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share. Upon this amendment of this Article 4 (the “Effective Time”), each four shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury shall be combined into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by four shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the sale price of the Common Stock last reported immediately prior to the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Frederick A. Cary, its Chairman, President and Chief Executive Officer, this              day of             , 2003.

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Frederick A. Cary
Chairman, President and Chief Executive Officer

Form of Amendment for Proposal 3

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF PATH 1 NETWORK TECHNOLOGIES INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

Path 1 Network Technologies Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to combine each five (5) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; and (ii) declaring such amendment to be advisable and recommended for approval by the Stockholders of the Corporation.

SECOND: That, thereafter, the Stockholders of said Corporation approved the amendment by written consent of the outstanding shares in accordance with Section 228 of the Delaware General Corporation Law.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and Stockholders of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the first paragraph (“A”) of Article 4 of the Certificate of Incorporation is hereby amended such that, as amended, said paragraph shall read in its entirety as follows:

“This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share. Upon this amendment of this Article 4 (the “Effective Time”), each five shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury shall be combined into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by five shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the sale price of the Common Stock last reported immediately prior to the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Frederick A. Cary, its Chairman, President and Chief Executive Officer, this              day of             , 2003.

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Frederick A. Cary
Chairman, President and Chief Executive Officer

Form of Amendment for Proposal 4

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF PATH 1 NETWORK TECHNOLOGIES INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

Path 1 Network Technologies Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to combine each six (6) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; and (ii) declaring such amendment to be advisable and recommended for approval by the Stockholders of the Corporation.

SECOND: That, thereafter, the Stockholders of said Corporation approved the amendment by written consent of the outstanding shares in accordance with Section 228 of the Delaware General Corporation Law.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and Stockholders of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the first paragraph (“A”) of Article 4 of the Certificate of Incorporation is hereby amended such that, as amended, said paragraph shall read in its entirety as follows:

“This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share. Upon this amendment of this Article 4 (the “Effective Time”), each six shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury shall be combined into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by six shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the sale price of the Common Stock last reported immediately prior to the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Frederick A. Cary, its Chairman, President and Chief Executive Officer, this              day of             , 2003.

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Frederick A. Cary
Chairman, President and Chief Executive Officer

Form of Amendment for Proposal 5

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF PATH 1 NETWORK TECHNOLOGIES INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

Path 1 Network Technologies Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to combine each seven (7) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; and (ii) declaring such amendment to be advisable and recommended for approval by the Stockholders of the Corporation.

SECOND: That, thereafter, the Stockholders of said Corporation approved the amendment by written consent of the outstanding shares in accordance with Section 228 of the Delaware General Corporation Law.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and Stockholders of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the first paragraph (“A”) of Article 4 of the Certificate of Incorporation is hereby amended such that, as amended, said paragraph shall read in its entirety as follows:

“This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share. Upon this amendment of this Article 4 (the “Effective Time”), each seven shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury shall be combined into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by seven shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the sale price of the Common Stock last reported immediately prior to the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Frederick A. Cary, its Chairman, President and Chief Executive Officer, this              day of             , 2003.

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Frederick A. Cary
Chairman, President and Chief Executive Officer

Form of Amendment for Proposal 6

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF PATH 1 NETWORK TECHNOLOGIES INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

Path 1 Network Technologies Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to combine each eight (8) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; and (ii) declaring such amendment to be advisable and recommended for approval by the Stockholders of the Corporation.

SECOND: That, thereafter, the Stockholders of said Corporation approved the amendment by written consent of the outstanding shares in accordance with Section 228 of the Delaware General Corporation Law.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and Stockholders of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the first paragraph (“A”) of Article 4 of the Certificate of Incorporation is hereby amended such that, as amended, said paragraph shall read in its entirety as follows:

“This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share. Upon this amendment of this Article 4 (the “Effective Time”), each eight shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury shall be combined into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by eight shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the sale price of the Common Stock last reported immediately prior to the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Frederick A. Cary, its Chairman, President and Chief Executive Officer, this              day of             , 2003.

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Frederick A. Cary
Chairman, President and Chief Executive Officer

PATH 1 NETWORK TECHNOLOGIES INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please return the consent form promptly to the Company, c/o Registrar & Transfer Company, 10 Commerce Drive, Cranford, NJ 07016. This consent form must be received no later than the deadline stated in the Proxy Statement in order for your vote to count.

The Board of Directors recommends a vote FOR Proposals No. 1 through 6

1.	Proposal to amend the Certificate of Incorporation effecting a one-for-three reverse split of the Company’s Common Stock.

Vote FOR	Vote AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to amend the Certificate of Incorporation effecting a one-for-four reverse split of the Company’s Common Stock.

Vote FOR	Vote AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to amend the Certificate of Incorporation effecting a one-for-five reverse split of the Company’s Common Stock.

Vote FOR	Vote AGAINST	ABSTAIN
☐	☐	☐

4.	Proposal to amend the Certificate of Incorporation effecting a one-for-six reverse split of the Company’s Common Stock.

Vote FOR	Vote AGAINST	ABSTAIN
☐	☐	☐

5.	Proposal to amend the Certificate of Incorporation effecting a one-for-seven reverse split of the Company’s Common Stock.

Vote FOR	Vote AGAINST	ABSTAIN
☐	☐	☐

6.	Proposal to amend the Certificate of Incorporation effecting a one-for-eight reverse split of the Company’s Common Stock.

Vote FOR	Vote AGAINST	ABSTAIN
☐	☐	☐

(Please sign and date below)

Dated:	, 2003

Signature of Stockholder

Signature of Stockholder

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.